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                                  EXHIBIT 10.2

                                 PROMISSORY NOTE


$1,500,000.00                                             Minneapolis, Minnesota
                                                              September 21, 2001


1. FOR VALUE RECEIVED, Aero Systems Engineering, Inc., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of Celsius, Inc., a Delaware corporation (the "Holder"), at such location as the Holder may direct, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of and from the date hereof at a rate equal to two percent (2%) per quarter.

2. Interest payments shall be made quarterly on March 31, June 30, September 30, and December 31 of each year, with the entire outstanding principal balance of this Note, together with any and all accrued and unpaid interest hereon, due and payable in full on September 21, 2004.

3. The outstanding principal balance of this Note may be prepaid at any time at the option of the Borrower, in whole or in part without premium or penalty.

4. All payments and prepayments shall, at the option of the Holder, be applied first to any costs of collection, second to accrued interest on this Note, and lastly to principal.

5. Notwithstanding anything to the contrary contained herein, if the rate of interest or any other amounts due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate and/or amounts shall be reduced to the maximum amount permissible under applicable Minnesota law.

6. This Note is secured by a certain Combination Mortgage, Assignment Of Rents, Security Agreement And Fixture Financing Statement of even date herewith executed by the Borrower in favor of the Holder (the "Security Agreement"), which Security Agreement is junior and subordinate to that certain security interest of National City Bank of Minneapolis (and any successors or replacements thereof), granted September 21, 2001 pursuant to an agreement between the Holder and such Bank.

7. Upon the occurrence of an Event of Default (as defined herein) or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of the Holder, become immediately due and payable, without notice or demand. During the occurrence of an Event of Default interest shall accrue at the rate of fourteen percent (14%) per annum.





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8. Upon the occurrence of an Event of Default (as defined herein) or anytime thereafter, the Holder shall have the right to set off any and all amounts due hereunder by the Borrower to the Holder against any indebtedness or obligation of the Holder to the Borrower.

9. Upon the occurrence at any time of an Event of Default (as defined herein) or at any time thereafter, the Borrower promises to pay all costs of collection of this Note, including but not limited to reasonable attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

10. As used herein, the term "Event of Default" shall mean the occurrence of any one or more of the following:

         a. The Borrower shall fail to pay, when due, any amounts required to be paid by the Borrower under this Note; or

         b. The Borrower shall be in default under the Security Agreement, the Pledge Agreement dated the date hereof in favor of the Holder, or under any material agreement with any lender to the Company, where such default has not been cured or waived within any applicable grace period; or

         c. The Borrower shall file or have filed against it a petition in bankruptcy or for an arrangement pursuant to any present or future state or federal bankruptcy act or under a similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due, or any property of the Borrower shall be levied upon or attached in any proceeding.

11. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

12. This Note shall be governed by and construed in accordance with the laws of the state of Minnesota.

13. This Note is subject to the provisions of that certain Debt Subordination Agreement executed by the Holder in favor of National City Bank of Minneapolis, Minnesota dated September 21, 2001.

                                       AERO SYSTEMS ENGINEERING, INC.,
                                       a Minnesota corporation


                                       By: /s/ CHARLES LOUX
                                           -------------------------------------
                                               Charles Loux
                                               Its: President and Chief
                                                 Executive Officer





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